Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183

(I.R.S. Employer

Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.

Group Senior Vice President

Chief Legal Officer and Secretary

Telephone: (312) 904-2018

135 South LaSalle Street, Suite 925

Chicago, Illinois 60603

(Name, address and telephone number of agent for service)

ADESA, Inc.

(Exact name of obligor as specified in its charter)

Delaware	35-1842546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

Senior Subordinated Notes due 2012

(Title of the indenture securities)

ITEM 1.                                                     GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

1.                                       Comptroller of the Currency, Washington D.C.

2.                                       Federal Deposit Insurance Corporation, Washington, D.C.

3.                                       The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.                                                     AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not Applicable

*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.                                               LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.                                       A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

2.                                       A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.                                       A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.                                       A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

5.                                       Not applicable.

6.                                       The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.                                       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.                                       Not applicable.

9.                                       Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 10th day of June, 2004.

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ JOHN W. PORTER
John W. Porter
Vice President

EXHIBIT 6

CONSENT

LaSalle Bank National Association hereby consents in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

LaSalle Bank National Association

By:	/s/ SARAH WEBB
Sarah Webb Senior Vice President

EXHIBIT 7

LaSalle Bank N.A.	Call Date:	3/31/2004	ST-BK: 17-1520
135 South LaSalle Street
Chicago, IL 60603			CERT: 15407

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2004

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

				RCFD	Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	1,634,318
	b. Interest-bearing balances (2)			0071	10,784
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	127,803
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	23,757,044
3.	Federal funds sold and securities purchased under agreements to resell
	a. Federal funds sold in domestic offices			B987	1,274,530
	b. Securitites purchased under agreements to resell (3)			B989	118,823
4.	Loans and lease financing receivables (from schedule RC-C)
	a. Loans and leases held for sale			5369	518,931
	b. Loans and leases, net of unearned income	B528	34,169,827
	c. LESS: Allowance for loan and lease losses	3123	681,686
	d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	33,488,141
5.	Trading assets (from Schedule RC-D)			3545	610,978
6.	Premises and fixed assets (including capitalized leases)			2145	260,528
7.	Other real estate owned (from Schedule RC-M)			2150	20,464
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0
9.	Customers’ liability to this bank on acceptances outstanding			2155	15,566
10.	Intangible assets (from Schedule RC-M)
	a. Goodwill			3163	181,613
	b. Other Intangible assets			0426	3,553
11.	Other assets (from Schedule RC-F)			2160	3,074,642
12.	Total assets (sum of items 1 through 11)			2170	65,097,718

(1)          Includes cash items in process of collection and unposted debits.

(2)          Includes time certificates of deposit not held for trading.

(3)          Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

RC-1

LaSalle Bank N.A.	Call Date:	3/31/2004	ST-BK: 17-1520
135 South LaSalle Street
Chicago, IL 60603	Vendor ID: D		CERT: 15407

Transit Number: 71000505

				RCON	Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	28,107,482
		RCON
	(1) Noninterest-bearing (1)	6631	7,674,198
	(2) Interest-bearing	6636	20,433,284
				RCFN
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	8,614,464
		RCFN
	(1) Noninterest-bearing	6631	0
	(2) Interest-bearing	6636	8,614,464
				RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased in domestic offices (2)			B993	2,773,411
				RCFD
	b. Securities sold under agreements to repurchase (3)			B995	2,249,364
15.	Trading liabilities (from Schedule RC-D)			3548	263,024

16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M			3190	10,601,714

17.	Not applicable.
18.	Bank’s liability on acceptances executed and outstanding			2920	15,566
19.	Subordinated notes and debentures (4)			3200	540,000
20.	Other liabilities (from Schedule RC-G)			2930	6,988,713
21.	Total liabilities (sum of items 13 through 20)			2948	60,153,738
22.	Minority Interest in consolidated subsidiaries			3000	69,310

EQUITY CAPITAL
				RCFD
23.	Perpetual preferred stock and related surplus			3838	635,410
24.	Common stock			3230	41,234
25.	Surplus (exclude all surplus related to preferred stock)			3839	2,000,163
26.	a. Retained Earnings			3632	2,068,864
	b. Accumulated Other Comprehensive income.(5)			B530	128,999
27.	Other Equity capital components (6)			3284	0
28.	Total equity capital (sum of items 23 through 27)			3210	4,874,670
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	65,097,718

Memorandum
To be reported only with the March Report of Condition.
		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	6724	2

1 =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =   Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =   Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.

4 =   Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5 =   Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =   Review of the bank’s financial statements by external auditors

7 =   Compilation of the bank’s financial statements by external auditors

8 =   Other audit procedures (excluding tax preparation work)

9 =   No external audit work

(1)     Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)     Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”

(3)     Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4)     Includes limited-life preferred stock and related surplus.

(5)     Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges,

(6)     Includes treasury stock and unearned Employee Stock Ownership plan shares.

RC-2